EXHIBIT 23

                          Independent Auditors' Consent

The Board of Directors
Joule Inc. and subsidiaries:

We consent to the incorporation by reference in the registration statement (No. 33-57996) on Form S-8 of Joule Inc. and subsidiaries of our reports dated November 24, 2002, with respect to the consolidated balance sheet of Joule Inc. and subsidiaries as of September 30, 2002, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the year ended September 30, 2002, and all related financial statement schedules, which reports appear in or are incorporated by reference to the September 30, 2002 annual report on Form 10-K of Joule Inc. and subsidiaries.

Our report with respect to the 2002 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as of October 1, 2001 and revision to the 2001 and 2000 consolidated financial statements to include transitional disclosures.


/s/ KPMG LLP

Short Hills, New Jersey
December 26, 2002